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                                                          AMERIKING, INC.
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                                         CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                       Dec. 26, 2000 to                  Dec. 28, 1999 to
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                                                                         Mar. 26, 2001                     Mar. 27, 2000
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
                                                                 W/O PIK         With PIK          W/O PIK             With PIK
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                                                                Dividends        Dividends        Dividends            Dividends
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EARNINGS
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Income (loss) before income taxes benefit                     (8,338,000)         (8,338,000)       (3,333,000)         (3,333,000)
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Interest expense                                               5,787,000           5,787,000         5,499,000           5,499,000
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Amortization of deffered financing costs                         218,000             218,000           215,000             215,000
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Portion of rents representative of interest                    2,635,000           2,635,000         2,371,000           2,371,000
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Preferred stock PIK dividends                                          -             161,000                 -             152,000
                                                             -----------           ---------         ---------           ---------
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Total earnings                                                   302,000             463,000         4,752,000           4,904,000
                                                             -----------         -----------        ----------          ----------
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FIXED CHARGES
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Interest expense                                               5,787,000           5,787,000         5,499,000           5,499,000
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Amortization of deffered financing costs                         218,000             218,000           215,000             215,000
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Portion of rents representative of interest                    2,635,000           2,635,000         2,371,000           2,371,000
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Preferred stock PIK dividends                                          -             161,000                 -             152,000
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Total Fixed Charges                                            8,640,000           8,801,000         8,085,000           8,237,000
                                                             -----------         -----------        ----------          ----------
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RATIO OF EARNINGS TO FIXED CHARGES                                  0.03                0.05              0.59                0.60
                                                             -----------         -----------        ----------          ----------
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INSUFFICIENT EARNINGS TO COVER FIXED CHARGES                  (8,338,000)         (8,338,000)       (3,333,000)         (3,333,000)
                                                             -----------         -----------        ----------          ----------
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